Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-215741, 333-223446, 333-229927, 333-236805, 333-253504, 333-263332, 333-270175, 333-277823, 333-281246, and 333-289301) on Form S-8 and in the registration statement (No. 333-283001) on Form S-3 of our report dated March 3, 2026, with respect to the consolidated financial statements of AnaptysBio, Inc.

/s/ KPMG LLP

San Diego, California

March 3, 2026